THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

No. 011911 U.S. $400,000

Original Issue Date: January 19, 2011

Holder: Precursor Management Inc.

Address:	2702-03, 27/F, Goldlion Digital Network Center
138 Tiyu Road East, Tianhe
Guangzhou, P.R. China 510620

SERIES 2011 SECURED NOTE DUE JANUARY 19, 2012

THIS promissory note (the “Note”), in the principal amount of Four Hundred Thousand and 00/100 Dollars ($400,000.00), evidencing a loan (the "Loan") made on January 19, 2011 (the "Loan Origination Date"), is a duly authorized Note of Taehoan Park, an individual from the Republic of Korea with offices at #201 Daerungtechnotown III Gasan-Dong Geumcheon-Gu, Seoul Korea 153-772 (the "Maker"), due not later than January 19, 2012 ("Maturity Date"), in an aggregate face amount of Four Hundred Thousand and 00/100 Dollars ($400,000.00).

FOR VALUE RECEIVED, the Maker promises to pay to the Holder or registered assigns, the principal sum of Four Hundred Thousand and 00/100 Dollars ($400,000.00) if paid on the Maturity Date ; upon the occurrence of an Event of Default, the amount of principal due hereunder shall conclusively be Four Hundred Thousand and 00/100 Dollars ($400,000.00), and all amounts due hereunder shall be immediately due and payable, together with a default fee equal as set forth below, and any amounts not so paid shall bear interest at the rate of 18% per annum from the of such default through and including the date of payment. The principal of, and interest on, this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address of the Holder last appearing on the Note Register.

This Note is subject to the following additional provisions:

Section 1. Representations and Warranties of the Borrower. The Borrower represents and warrants to the Holder, as of the date hereof as follows:

(a) Authorization of Agreement. The Borrower, if not a natural person, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, partnership or other applicable power and authority to enter into and to consummate the transactions contemplated by this Note and otherwise to carry out its obligations hereunder, and the execution, delivery and performance by the Borrower of this Note and all other documents delivered in connection herewith (the "Transaction Documents") have been duly authorized by all necessary corporate or similar action on the part of the Borrower. Each of the Transaction Agreements, when executed and delivered by the Borrower, will constitute a valid and legally binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (c) to the extent the indemnification provisions contained herein may be limited by federal or state securities laws.

(b)             No Conflicts; Advice. Neither the execution and delivery of the Transaction Documents, nor the consummation of the transactions contemplated thereby, does or will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which the Borrower is subject or any provision of its organizational documents or other similar governing instruments, or conflict with, violate or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which the Borrower is a party. The Borrower has consulted such legal, tax and investment advisers as it, in its sole discretion, has deemed necessary or appropriate in connection with its entering into the Note and the other Transaction Documents and consummating the transactions contemplated hereby and thereby.

(c)              No Litigation. There is no action, suit, proceeding, judgment, claim or investigation pending, or to the knowledge of the Borrower, threatened against the Borrower which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Note or the other documents delivered in connection herewith.

(d)             Consents. No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other person is required for the valid authorization, execution, delivery and performance by the Borrower of the Note and the other documents delivered in connection herewith and the consummation of the transactions contemplated hereby and thereby.

(e)              Bankruptcy. The Borrower is not under the jurisdiction of a court in a Title 11 or similar case (within the meaning of Bankruptcy Code Section 368(a)(3)(A) (or related provisions)) or involved in any insolvency proceeding or reorganization.

(f) Purpose of Loan, Means of Repayment. The Borrower intends to use proceeds for the share acquisition between the Borrower and China Logistics, Inc. The Borrower has a reasonable, good-faith belief in its ability to repay the Loan evidenced by this Note as and when the same may become due and payable. The basis for such belief is set forth in Schedule A attached hereto, and the Borrower will have sufficient unencumbered income from Hutech21 to enable such repayment to be made, as more fully set forth in Schedule A attached hereto.

Section 2. Exchangeability and Transferability. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same, but shall not be issuable in denominations of less than integral multiples of Twenty Thousand Dollars ($20,000) unless such amount represents the full principal balance of Notes outstanding to such Holder. No service charge will be made for such registration of transfer or exchange. The Holder, by acceptance hereof, agrees to give written notice to the Maker before transferring this Note; such notice will describe briefly the proposed transfer and will give the Maker the name, address, and tax identification number of the proposed transferee, and will further provide the Maker with an opinion of the Lender’s counsel that such transfer can be accomplished in accordance with federal and applicable state securities laws (unless such transaction is permitted by the plan of distribution in an effective Registration Statement). Promptly upon receiving such written notice, the Maker shall present copies thereof to the Maker's counsel.

Section 3. Plan of Repayment. The Maker intends to repay this Note through application of proceeds that it expects to receive as set forth in Schedule A to this Note.

Section 4. Covenants. The Maker covenants and agrees that, so long as any amount is due and owing under the Note, it shall not:

(a)               Fail to make any payment of the principal of interest on, or other obligations in respect of, this Note, free of any claim of subordination, as and when the same shall become due and payable on the Maturity Date , for ten (10) days after the same shall be due and payable;

(b)              Fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit, any breach of this Note;

(c)              Suffer to have the guarantor (the "Guarantor") under the guarantee (the "Guarantee") or the pledgor (the "Pledgor") under the stock pledge agreement (the "Stock Pledge Agreement") entered into contemporaneously herewith and of even date herewith fail to observe or perform any covenant, agreement or warranty contained therein, or otherwise commit any breach thereof (this Note, the Guaranty, the Stock Pledge Agreement and all other documents delivered contemporaneously and in connection herewith collectively are referred to as the "Loan Documents");

(d)              Commence or suffer to have the Guarantor or the Pledgor commence a voluntary bankruptcy case under insolvency laws as now or hereafter in effect or any successor thereto (the "Bankruptcy Code"); or suffer to have an involuntary case commenced against it, the Guarantor or the Pledgor under the Bankruptcy Code in which the petition is not controverted within thirty (30 days), or is not dismissed within sixty (60) days, after commencement of such involuntary case; or suffer to have a "custodian" (as defined in the Bankruptcy Code) appointed for, or take charge of, all or any substantial part of the property of the Maker, the Guarantor or the Pledgor, or commence any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Maker, the Guarantor or the Pledgor, or suffer to have commenced against it, the Guarantor or the Pledgor any such proceeding which remains undismissed for a period of sixty (60) days; or be, or suffer to have the Guarantor or the Pledgor be, adjudicated insolvent or bankrupt; or suffer to have any order of relief or other order approving any such case or proceeding entered; or suffer to have any appointment of any custodian or the like for any thereof or any substantial part of its property or the property of the Guarantor or the Pledgor which continues undischarged or unstayed for a period of sixty (60) days; or make, or suffer to have the Guarantor or the Pledgor make, a general assignment for the benefit of creditors; or fail to pay, or state that it is unable to pay, its debts generally as they become due; call, or suffer to have the Guarantor or the Pledgor call, a meeting of all of its respective creditors with a view to arranging a composition or adjustment of its debts; or by any act or failure to act indicate, or suffer to have the Guarantor or the Pledgor indicate, its consent to, approval of or acquiescence in any of the foregoing; or take any corporate or other action for the purpose of effecting any of the foregoing;

(e)                Default, or suffer to have the Guarantor or the Pledgor default, in any of its respective obligations under any mortgage, credit agreement or other facility, indenture, agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness thereof in an amount exceeding thirty-seven thousand five hundred dollars ($37,500.00), whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(f)                 Be, or suffer to have the Guarantor or the Pledgor be, a party to any Change of Control Transaction (as defined below), or sell or dispose of all or in excess of forty-nine (49%) percent of its respective assets (based on book value calculation as reflected in the its most recent financial statements) in one or more transactions (whether or not such sale would constitute a Change of Control Transaction);

(g)                Suffer to have the Common Stock to be suspended (save and except those temporary suspension of trading of stocks for the purpose of making public announcements in compliance with the listing rules of Securities and Exchange Commission) or delisted from trading for in excess of three (3) Trading Days;

(h)                Suffer a determination or final determination, as the case may be, by the U.S. Securities and Exchange Commission or Financial Industry Regulatory Authority, or any applicable state regulatory authority, that it, the Guarantor or the Pledgor has violated serious applicable Securities Laws;

(i)                  Fail, or suffer to have the Pledgor or the Guarantor fail to file any requisite SEC Form, including but not limited to Form 20-F or Form 6-K when due, negatively effecting the listing status or resulting in delisting; or

(j)                 Make any representation or warranty that is materially untrue and incorrect in all material respects as of the date of this Note, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

Section 5. Events of Default. "Event of Default" wherever used herein, means the breach of any covenant hereof (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body). Upon the occurrence of an Event of Default, which Event of Default is not cured within twenty-one (21) days after its occurrence and reasonable extension of time should be granted if the said event of default is likely to be successfully cured by such grant of extension of time , failing which, the sum of Four Hundred Thousand and 00/100 Dollars ($400,000.00) shall be immediately due and payable to the Holder, together with a default penalty in the amount of Forty-Five Thousand Dollars ($45,000), and thereupon default interest shall begin to accrue at the annual rate of eighteen (18%) percent per annum and the Holder shall be entitled to all remedies under the law and as set forth in the Guarantee or the Pledge Agreement.

Section 6. Interest Rate Limitation. The parties intend to conform strictly to the applicable usury laws in effect from time to time during the term of the Loan. Accordingly, if any transaction contemplated hereby would be usurious under such laws, then notwithstanding any other provision hereof: (i) the aggregate of all interest that is contracted for, charged, or received under this Note or under any other document shall not exceed the maximum amount of interest allowed by applicable law, (the "Highest Lawful Rate"), and any excess shall be credited to the Maker by the Holder forthwith thereafter (or, to the extent that such consideration shall have been paid, such excess shall be refunded to the Maker by the Holder forthwith); (ii) neither the Maker nor any other person now or hereafter liable hereunder shall be obligated to pay the amount of such interest to the extent that it is in excess of the Highest Lawful Rate; and (iii) the effective rate of interest shall be reduced to the Highest Lawful Rate. All sums paid, or agreed to be paid, to the Holder for the use, forbearance, and detention of the debt of the Maker to the Holder shall, to the extent permitted by applicable law, be allocated throughout the full term of the Note until payment is made in full so that the actual rate of interest does not exceed the Highest Lawful Rate in effect at any particular time during the full term thereof. If the total amount of interest paid or accrued pursuant to this Note under the foregoing provisions is less than the total amount of interest that would have accrued if a varying rate per annum equal to the interest rate under the Note had been in effect, then the Maker agrees to pay to the Holder an amount equal to the difference between (x) the lesser of (A) the amount of interest that would have accrued if the Highest Lawful Rate had at all times been in effect, or (B) the amount of interest that would have accrued if a varying rate per annum equal to the interest rate under this Note had at all times been in effect, and (y) the amount of interest accrued in accordance with the other provisions of this Note.

Section 7. Prepayment/Extension.

(a)               The Maker shall have the right to prepay this Note in whole or in part prior to the Maturity Date.

(b)             The Maker shall give at least ten (10) Days, but not more than fifteen (15) Days, written notice of any intention to prepay this Note prior to the Maturity Date or any extension thereof to the Holder, which notice shall specify the "Prepayment Date".

Section 8. Definitions. For the purposes hereof, the following terms shall have the following meanings:

"Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

"Change of Control Transaction" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of in excess of 49% of the voting securities of a person, coupled with a replacement of more than one-half of the members of such person's board of directors which is not approved by those individuals who are members of the board of directors on the date hereof in one or a series of related transactions, or (ii) the merger of such person with or into another entity, consolidation or sale of all or substantially all of the assets of such person in one or a series of related transactions, unless following such transaction, the holders of such person's securities continue to hold at least 40% of such securities following such transaction. The execution by such person of an agreement to which such person is a party or by which it is bound providing for any of the events set forth above in (i) or (ii) does not constitute the occurrence of the event until after the event in fact occurs.

"Common Stock" means the Common Stock of Hutech21 Co. Ltd., a British Virgin Islands company.

Section 9. Except as expressly provided herein, no provision of this Note shall not alter or impair the obligation of the Maker, which is absolute and unconditional, to pay the principal of interest and liquidated damages (if any) on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct obligation of the Maker.

Section 10. If this Note shall be mutilated, lost, stolen or destroyed, the Maker shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Maker.

Section 11. Choice of Law and Venue; Submission to Jurisdiction; Service of Process.

(a)                                                 THE VALIDITY OF THIS NOTE , ITS CONSTRUCTION, INTERPRETATION AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA (WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF). THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF BROWARD, STATE OF FLORIDA OR, AT THE SOLE OPTION OF THE HOLDER, IN ANY OTHER COURT IN WHICH HOLDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY.

(b)                                               THE MAKER HEREBY SUBMITS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

(c)                                                THE MAKER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT, OR OTHER PROCESS ISSUED IN ANY ACTION OR PROCEEDING AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT, OR OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO MAKER.

(d)                                               NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF THE HOLDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY HOLDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

(e) TO THE EXTENT DETERMINED BY SUCH COURT, THE MAKER SHALL REIMBURSE THE HOLDER FOR ANY REASONABLE LEGAL FEES AND DISBURSEMENTS INCURRED BY THE HOLDER IN ENFORCEMENT OF OR PROTECTION OF ANY OF ITS RIGHTS UNDER ANY OF THIS NOTE.

Section 12. Any waiver by the Maker or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Maker or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

Section 13. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

Section 14. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next calendar month, the preceding Business Day in the appropriate calendar month).

Section 15. Security. The obligation of the Maker for payment of principal, interest and all other sums hereunder, in the event of a default and failure of the Maker to perform hereunder, is secured by (i) a Guarantee of the Guarantor, and (ii) the pledge of certain securities (the "Pledged Shares") by the Guarantor as Pledgor under the terms and conditions of a Stock Pledge Agreement.

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(1)

IN WITNESS WHEREOF, the Maker has caused this instrument to be duly executed, as of the date first above indicated.

TAEHOAN PARK

S: /s/ Taehoan Park

Name: Taehoan Park

Attest:

By:

(2)

SCHEDULE A
PLAN OF REPAYMENT

The loan will be repaid out of profits from Hutech21 Co. Ltd. Or its subsidiaries per the following payment terms:

  A cash payment of $400,000 shall be made on January 19, 2012;